Exhibit 10 (k)

P. H. GLATFELTER COMPANY

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN FOR DIRECTORS

(Effective January 1, 2007)

ARTICLE I

INTRODUCTION

This Amended and Restated Deferred Compensation Plan for Directors is established, effective January 1, 2007, by P. H. Glatfelter Company (the “Company”) for the benefit of its Directors and their Beneficiaries and it shall be maintained according to the terms set forth herein. It replaces the Deferred Compensation Plan for Directors established April 22, 1998.

ARTICLE II

DEFINITIONS

2.1 DEFINITIONS. When used herein, the following words and phrases shall have the meanings assigned to them, unless the context clearly indicates otherwise:

(a) BENEFICIARY means the person or persons, natural or otherwise, designated by a Director under Section 7.1 hereof to receive any death benefit payable under Section 5.4 hereof.

(b) BOARD OF DIRECTORS means the board of directors of the Company, as it may be constituted from time to time.

(c) CHANGE OF CONTROL means the occurrence of either one of the following: (i) a person or group of persons, other than a Related Person, acquires substantially all of the assets of the Company, or (ii) in excess of 51% of the issued and outstanding shares of the Company’s Common Stock is acquired by a single purchaser or group of related purchasers, other than a purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, P. H. Glatfelter, in either case other than in a transaction in which the surviving corporation or the purchaser is the Company or a majority-owned subsidiary of the Company.

(d) COMPANY means P. H. Glatfelter Company, a Pennsylvania corporation.

(e) COMPENSATION COMMITTEE means the Compensation Committee of the Board of Directors.

(f) DEFERRED FEE ACCOUNT means an account established by the Company in the name of a Director. The Company shall credit each Director’s Deferred Fee Account with Stock Units for any Director’s Fees that are deferred by the Director under Section 3.1 hereof and any additional Stock Units that are credited by the Company under Article IV hereof. The Company shall debit from each Director’s Deferred Fee Account payments made from it under Article V hereof.

(g) DEFERRED FEE AGREEMENT means the written agreement between the Company and a Director that, together with this Plan, governs the Director’s rights to payment of his deferred Director’s Fees under this Plan.

(h) DIRECTOR means a member of the Board of Directors who is not also an employee of the Company or any of its subsidiaries or affiliates.

(i) DIRECTOR’S FEES means the annual retainer paid to a Director for serving on the Board of Directors, but does not include any fees paid to a Director for attending meetings of the Board of Directors or any committee of the Board of Directors or for serving as chairman of a committee of the Board of Directors.

(j) ELECTIVE ACCOUNT BALANCE PLAN means any arrangement of the Company that is an elective account balance plan as described in Section 1.409A-1(c)(2)(i)(A) of the Treasury regulations promulgated under Section 409A.

(k) FAIR MARKET VALUE of the Company’s Common Stock means, on any given day, the average of the high and low sales prices of a share of Common Stock on such day as reported on the American Stock Exchange.

(l) PLAN means the P. H. Glatfelter Company Amended and Restated Deferred Compensation Plan for Directors set forth herein, as amended by the Company from time to time.

(m) PLAN YEAR means the calendar year.

(n) RELATED PERSON is any of the following (a) a shareholder of the Company who acquires assets from the Company in exchange for Company Stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a person or persons acting as a group, that owns, directly or indirectly, 50% or more of the outstanding stock of the Company or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, such person or persons.

(o) SECTION 409A means Section 409A of the Internal Revenue Code of 1986, as amended.

(p) SPECIFIED EMPLOYEE means “specified employee” as described in Section 409A(a)(2)(B)(i) and the regulations thereunder.

(q) STOCK UNITS means phantom shares of the Company’s Common Stock.

(r) UNFORESEEABLE FINANCIAL EMERGENCY means a severe financial hardship resulting from an illness or accident of the Director, the Director’s spouse, the

Director’s beneficiary or other dependent (as defined in §152 of the Internal Revenue Code of 1986, as amended, without regard to §152(b)(1), (b)(2) and (d)(1)(B)), loss of Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance) or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

ARTICLE III

DEFERRAL OF DIRECTOR’S FEES

3.1 ELECTION TO DEFER FEES. A new Director may elect to defer 50%, 75%, or 100% of the Director’s Fees earned during his initial calendar year of service or a Director, provided that such election is made within thirty days following the Director’s election or appointment. Such deferral election shall apply only to Director’s Fees earned after the date of the election. Before the beginning of any subsequent calendar year, a Director may elect to defer 50%, 75% or 100% of his Director’s Fees to be earned in that year and following years. Any election to defer shall (1) indicate the form of payment of deferred amounts as permitted by Section 5.2(a), (2) continue in effect for subsequent calendar years unless modified or revoked in accordance with Section 3.3 hereof and (3) be irrevocable once the period to which it relates begins.

3.2 CREDITING TO DEFERRED FEE ACCOUNTS. The Company shall credit the Director’s Deferred Fee Account with Stock Units as of the day such deferred Director’s Fees would have been paid to the Director were they not deferred under the Plan. The number of Stock Units credited to a Director’s Deferred Fee Account shall be the quotient of (1) the amount of deferred Director’s Fees divided by (2) the Fair Market Value of the Company’s Common Stock on such date.

3.3 MODIFICATION OR REVOCATION OF DEFERRAL. A Director may, on a prospective basis for future calendar years, change the percentage of Director’s Fees to be deferred by executing a new Deferred Fee Agreement or revoke his election to defer Director’s Fees by a written revocation to the Secretary of the Company, but no Deferred Fee Agreement or revocation of an election to defer Director’s Fees shall be effective for the calendar year in which it is executed.

ARTICLE IV

DIVIDENDS

4.1 DIVIDEND REINVESTMENT. Additional Stock Units shall be credited to each Director’s Deferred Fee Account as of each payment date for dividends on the Company’s Common Stock, in an amount determined pursuant to Section 4.2 hereof, based on the number of Stock Units credited to the Director’s Deferred Fee Account on the record date for such dividends. Additional Stock Units shall be credited for each record date that a Director has any amount credited to his Deferred Fee Account under the Plan.

4.2 NUMBER OF DIVIDEND REINVESTMENT SHARES. The number of additional Stock Units credited to a Director’s Deferred Fee Account as of any dividend payment date shall be the quotient of (1) the product of the number of Stock Units credited to the

Director’s Deferred Fee Account on the dividend record date for such dividend and the dividend per share on the Company’s Common Stock divided by (2) the Fair Market Value of the Company’s Common Stock on the dividend payment date.

ARTICLE V

PAYMENT OF DEFERRED FEES

5.1 DEFERRED FEES.

(a) A Director shall be entitled to receive a cash payment equal to the amount credited to his Deferred Fee Account following termination of his service as a Director, provided such termination of service as a Director represents a “separation from service” as a Director, within the meaning of Section 409A of Treas. Reg. § 1.409A-1(h). If the Director provides services to the Company as an employee, such services or continuing services are not taken into account in determining whether the Director has had a separation from service as a Director. However, see Section 5.2(b).

For purposes of this Plan, the “amount credited” to a Deferred Fee Account as of any date of reference shall be the Fair Market Value of the Company’s Common Stock corresponding to the Stock Units credited to the Director’s Deferred Fee Account as of the date of reference.

5.2 PAYMENT.

(a) At the election of a Director, the amount credited to his Deferred Fee Account shall be paid (1) in a lump sum within 30 days following termination of his service as a Director, based on the value of his Deferred Fee Account on the date of such termination of service, or (2) in five annual installments, as follows: 1/5 of the amount credited to his Deferred Fee Account within 30 days following termination of his service as a Director, 1/4 of the amount credited to his Deferred Fee Account within 30 days following the first anniversary of the termination of his service as a Director, 1/3 of the amount credited to his Deferred Fee Account within 30 days following the second anniversary of the termination of his service as a Director, 1/2 of the amount credited to his Deferred Fee Account within 30 days following the third anniversary of the termination of his service as a Director, and the balance in his Deferred Fee Account within 30 days following the fourth anniversary of the termination of his service as a Director. Each such installment payment shall be determined based on the value of the Director’s Deferred Fee Account on the date of the Director’s termination of service (or anniversary thereof, as the case may be). Each Director shall make such election on an individual Deferred Fee Agreement in the form of Exhibit A attached hereto at the time the Director elects to defer the compensation. Such election, once made on the individual Deferred Fee Agreement, shall be irrevocable except as described in Section 5.3.

(b) If a Director is also a Specified Employee at the time he or she separates from service, no distribution from his Deferred Fee Account can be made, or begin to be made, earlier than six (6) months following the such separation from service. Any amounts not paid to the Director by operation of this Section 5.2(b) shall be paid to the Director on the first day of the seventh month following the termination of such Director’s service, based on the value of his Deferred Fee Account on such date.

(c) Amounts credited to a Director’s Deferred Fee Account shall be credited with additional Stock Units as determined under Article IV during the installment payout period described in Section 5.2(a) hereof and the period during which any payment is delayed pursuant to Section 5.2(b) hereof.

(d) In the event the Director has made different payment elections with respect to Director’s Fees deferred under two or more Deferred Fee Agreements, the Director’s Deferred Fee Account shall consist of two or more subaccounts consisting of Stock Units (and additional Stock Units on account of dividends as described in Article IV) corresponding to Director’s Fees deferred under each such Deferred Fee Agreement, and each such subaccount shall be paid in accordance with the payment election applicable to it.

5.3 CHANGE IN TIME AND FORM OF PAYMENT.

(a) The Director may elect to (i) delay the time of distribution of his Deferred Fee Account or (ii) change the form of payment of his Deferred Fee Account to another form permitted under the Plan, provided that in each case such election must be made no later than twelve months prior to the scheduled distribution date, shall not become effective until twelve months after it is made, and must delay the payment for not less than five years after the date the distribution would, but for the election described in this Section 5.3(a), have been made or begin to be made.

(b) Notwithstanding Section 5.3(a) hereof, a participating Director may elect during calendar year 2007, consistent with the requirements of IRS Notice 2006-79 and the final regulations under Section 409A, (i) to elect to receive, or begin to receive, distribution of his Deferred Fee Account as of a designated date not earlier than (A) the date that is six (6) months after the date the election is made and (B) January 1, 2008 or a later year prior to the date he terminates service as a Director, and/or (ii) to change the form of payment of his Deferred Fee Account to another form of payment permitted under the Plan, provided that in no event shall distribution be permitted to be made, or begin to be made, later than 30 days following his termination of service as a Director, except that, if the Director is also a Specified Employee at the time of his separation from service as a Director, such distribution cannot be made, or begin to be made, earlier than six (6) months following such separation from service.

5.4 DEATH OF A DIRECTOR. If a Director dies with any amount credited to his Deferred Fee Account, then his Beneficiary shall be entitled to receive the entire amount in a lump sum. Such payment shall be made within ninety days following the Director’s death or, if later, before the end of the taxable year in which the Director’s death occurs.

5.5 CHANGE OF CONTROL. In the event of a Change of Control, the Director shall receive, in a lump sum payment (regardless of whether the Director has elected lump sum or installment payments pursuant to Section 5.2 hereof),the entire amount then credited to his Deferred Fee Account within 30 days of the date of such Change in Control.

ARTICLE VI

HARDSHIP WITHDRAWALS

6.1 WITHDRAWALS FROM DEFERRED FEE ACCOUNT.

(a) Neither the Director, his Beneficiary, nor any other individual or entity shall have any right to make any withdrawals from the Director’s Deferred Fee Account prior to the payment date elected pursuant to Article V, or to alter any installment payments provided under this Agreement except as described in Section 5.3.

(b) Notwithstanding Section 6.1(a) hereof, upon request to the Company, a Director may, in the sole discretion of the Company, be entitled to withdraw an amount credited to his Deferred Fee Account in the event of an Unforeseeable Financial Emergency. Whether the Director is faced with an Unforseeable Financial Emergency permitting a withdrawal shall be determined by the Compensation Committee or its delegate for this purpose based on the relevant facts and circumstances, but such a withdrawal will be permitted only to the extent that the Unforeseeable Financial Emergency cannot be relieved through reimbursement or compensation from insurance or otherwise or the liquidation of the Director’s assets (to the extent such liquidation would not cause a severe financial hardship) or by the cessation of deferrals to the Plan. The amount of any withdrawal shall be limited to the amount reasonably necessary to satisfy the emergency need, which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution amount.

ARTICLE VII

BENEFICIARIES

7.1 DESIGNATION OF BENEFICIARY. Each Director may designate from time to time any person or persons, natural or otherwise, as his Beneficiary or Beneficiaries to whom benefits under Section 5.4 hereof are to be paid if he dies while entitled to benefits. Each Beneficiary designation shall be made either in the Deferred Fee Agreement or on a form prescribed by the Secretary of the Company and shall be effective only when filed with the Secretary during the Director’s lifetime. Each Beneficiary designation filed with the Secretary shall revoke all Beneficiary designations previously made by the Director. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary.

ARTICLE VIII

ADMINISTRATION

8.1 RIGHT TO TERMINATE.

(a) The Board of Directors may amend or terminate the Plan at any time in whole or in part with respect to Director’s Fees not yet earned. No amendment or termination of the Plan shall reduce the amount credited to a Director’s Deferred Fee Account, the amount owed to him by the Company as of the date of amendment or termination, or the number of Stock Units to be credited to his Deferred Fee Account. Such termination will not accelerate the distribution of amounts credited to a Director’s Deferred Fee Account.

(b) Notwithstanding Section 8.1(a) hereof, the Board of Directors may terminate the Plan and distribute all Deferred Fee Accounts if the following conditions are satisfied: (i) such termination does not occur proximate to a downturn in the financial health of the Company; (ii) the Company terminates all Elective Account Balance Plans; (iii) all payments in liquidation of the plan (other than payments that would be payable under the terms of the plan if the action to terminate and liquidate the Plan had not occurred) are made not less than twelve months after the Company takes all necessary action to irrevocably terminate and liquidate the Plan; (iv) all payments in liquidation of the Plan are made not more than twenty-four months after the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and (v) for three years after the Company takes all necessary action to irrevocably terminate and liquidate the Plan, the Company does not adopt any Elective Account Balance Plans.

8.2 NO FUNDING OBLIGATION. The obligation of the Company to pay any benefits under this Plan shall be unfunded and unsecured and any payments under this Plan shall be made from the general assets of the Company. The Company, however, in its discretion, may set aside assets or purchase annuity or life insurance contracts to discharge all or part of its obligations under this Plan. The assets set aside or the annuity or life insurance contracts shall remain in the name of the Company and it is intended that no trust is to be created by setting aside the assets or purchasing annuity or life insurance contracts. A Director’s rights under the Plan may not be voluntarily or involuntarily assigned or transferred, other than by will or by the laws of descent and distribution, and shall not be subject in any manner to attachment or other legal process for the debts of the Director. The Director’s rights hereunder are exercisable during his lifetime only by him, or by his guardian or legal representative. The Director shall be a general creditor of the Company with respect to the obligations established under this Plan.

8.3 APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded by federal law.

8.4 ADMINISTRATION AND INTERPRETATION. The Compensation Committee, shall have the authority and responsibility to administer, construe and interpret this Plan to Compensation Committee may delegate any of its administrative duties hereunder to others. Benefits due and owing to a Director or Beneficiary under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Director or Beneficiary who has not received the benefits to which he believes himself entitled may file a written claim with the Compensation Committee, which shall act on the claim within thirty days, and such action on any such claims shall be conclusive and binding on all interested parties.

IN WITNESS WHEREOF, the P. H. Glatfelter Company has caused this Plan to be executed this 22 day of December, 2008.

ATTEST:	P. H. GLATFELTER COMPANY

/s/ Thomas G. Jackson	By	/s/ William T. Yanavitch
[Corporate Seal]		Vice President Human Resources and Administration

Exhibit A

ELECTION FORM

under the P. H. Glatfelter Company

Amended and Restated Deferred Compensation Plan for Directors

1.	Amount of Deferral (please complete A or B):

A.	I elect to defer % (50, 75 or 100) of my director’s fees.

B.	I elect not to defer any of my director’s fees.

2.	Distribution of Deferred Amounts (complete A or B only if you selected A in #1):

A.	Amounts deferred pursuant to this election form shall be distributed in a lump sum.

B.	Amounts deferred pursuant to this election form shall be distributed in annual installments over a period of five years.

With respect to fees earned in any calendar year, the election to defer (or not to defer) must be made, and because irrevocable, on or before the immediately preceding December 31. Any election or amended election received by the Company after that date shall not be effective.

An election shall remain effective for all subsequent plan years unless and until the Director completes a new election or notifies the Company, in writing, that the election is cancelled. Any such change or cancellation shall be effective only for the plan years following the plan year in which such change or cancellation is made.

Name (please print):

Signature:

Date:

Date Received by the Company:

Exhibit A

Exhibit B

SPECIAL ELECTION FORM

under the P. H. Glatfelter Company

Amended and Restated Director’s Plan for Directors

IMPORTANT NOTE: Complete this Special Election form only if you want to change the timing and/or form of distribution of your Deferred Fee Account. If you do not complete this form, your Deferred Fee Account will be paid following your termination of service as a Director, in the form you selected when you initially joined the Plan.

1. Accelerated Distribution. Complete only if you would like to receive a distribution or commence distribution of your Deferred Fee Account prior to the date on which you terminate service as a director.

I elect to receive, or begin to receive, distribution of my Deferred Fee Account on, or commencing on (insert date). Such election will apply only to amounts in my Deferred Fee Account as of the date I have designated.

The date selected must be no earlier than six months following the date of this election. The distribution of a lump sum benefit will be made within 30 days following the date designated. The distribution of an installment benefit will commence within 30 days following the date selected and any subsequent installment payments will be made within 30 days following the first, second, third and fourth anniversaries of the date selected. All distributions will be made subject to withholding.

If you terminate service as a Director prior to the date selected, the distribution of your Deferred Fee Account will be made or will commence to be made within 30 days following the date of such termination.

2. Form of Distribution of Deferred Amounts. Complete only if you would like to change the form of distribution for amounts in your Deferred Fee Account. This election will apply to amounts distributed upon the termination of your service as a director or on an accelerated basis pursuant to an election made pursuant to (1) above.

I elect to receive my Deferred Fee Account (select A or B):

A.          in a lump sum.

B.          in annual installments over five years.

I understand that

(i)	my election, once made, pursuant to this Special Election is irrevocable.

(ii)	Notwithstanding the foregoing, if I should terminate my directorship with six months of making this election, my Deferred Fee Account will be paid, or begin to be paid, within 50 days of my termination of service as a director, in the form I designated when I initially joined the Plan, without regard to this Special Election.

Name (please print):

Signature:

Date:

Date Received by the Company:

Exhibit B